EXHIBIT 11


                        COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                    September 30,                 September 30,
                                            --------------------------------------------------------------
                                                 2000            1999           2000            1999
                                            --------------------------------------------------------------
Net (loss) per share - basic and diluted:
     Numerator, net (loss) ..............   $ (1,244,229)   $ (1,657,359)   $ (2,698,181)   $ (3,533,678)
                                            ============================================================

     Denominator, weighted average shares
         Outstanding ....................   $ 16,352,615    $ 11,320,281    $ 16,352,615    $ 11,320,281
                                            ============================================================

Net (loss) per share - basic and diluted:
     Net (loss) per share ...............   $      (0.08)   $      (0.15)   $      (0.16)   $      (0.31)
                                            ============================================================